Exhibit 99.1

ANSYS Reports Strong Revenue and Earnings Growth for the First Quarter and Increases 2010 Outlook

Highlights

  Revenue of $136.1 million
  Non-GAAP diluted earnings per share of $0.47 and GAAP diluted earnings per share of $0.35
  Operating cash flows of $59.7 million
  Non-GAAP operating profit margin of 48.7%; GAAP operating profit margin of 36.5%

PITTSBURGH--(BUSINESS WIRE)--May 6, 2010--ANSYS, Inc. (NASDAQ: ANSS), today announced over-performance against its outlook in both revenue and non-GAAP EPS for the first quarter 2010. Growth in the first quarter was spread across all major geographic regions and among a broad array of industries. The results are indicative of continued solid growth in the core business, complemented by the positive impact of the integration of the Ansoft operations, as well as maintenance renewal rates returning to pre-downturn levels.

“We are off to a strong start in 2010, as evidenced by our performance during the first quarter. We achieved first quarter highs in both revenue and earnings, and we’re excited about the opportunities that lie ahead as ANSYS celebrates its 40th anniversary this year. As a leader in our industry, we remain focused on the overall direction and health of the business, while expanding our global markets and continuing to develop and deliver innovative simulation solutions to our customers. Our solid operating performance in the first quarter is a testimony to our belief that engineering simulation solutions remain a high priority for our expanding customer base even in a challenging economic environment. The business pressures on our customers to deliver innovative, high-quality products to the markets, with fewer resources, have never been greater. We believe our unique balance of technology leadership, global and diversified presence, solid business model and commitment to our vision positions us as a company for continued growth,” stated Jim Cashman, ANSYS President and CEO.

ANSYS' first quarter financial results are presented below. The 2010 and 2009 non-GAAP results exclude the income statement effects of stock-based compensation and acquisition-related amortization of intangible assets. The 2009 non-GAAP results also exclude the impact of purchase accounting adjustments to deferred revenue. Non-GAAP and GAAP results reflect:

  Total non-GAAP and GAAP revenue of $136.1 million in the first quarter of 2010 as compared to total non-GAAP revenue of $121.4 million and total GAAP revenue of $116.3 million in the first quarter of 2009;
  A non-GAAP operating profit margin of 48.7% in the first quarter of 2010 as compared to 46.1% in the first quarter of 2009; a GAAP operating profit margin of 36.5% in the first quarter of 2010 as compared to 29.9% in the first quarter of 2009;
  Non-GAAP net income of $43.5 million in the first quarter of 2010 as compared to $34.5 million in the first quarter of 2009; GAAP net income of $32.4 million in the first quarter of 2010 as compared to GAAP net income of $21.1 million in the first quarter of 2009; and
  Non-GAAP diluted earnings per share of $0.47 in the first quarter of 2010 as compared to $0.37 in the first quarter of 2009; GAAP diluted earnings per share of $0.35 in the first quarter of 2010 as compared to GAAP diluted earnings per share of $0.23 in the first quarter of 2009.

The Company's GAAP results reflect stock-based compensation charges of approximately $4.5 million ($3.6 million after tax) or $0.04 diluted earnings per share for the first quarter of 2010.

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2010 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures, for the three months ended March 31, 2010 and 2009, and for the 2010 financial outlook, are included in the condensed financial information included in this release.

Management's Remaining 2010 Financial Outlook

The Company has provided its 2010 revenue and earnings per share guidance below. The earnings per share guidance is provided on both a GAAP basis and a non-GAAP basis. Non-GAAP diluted earnings per share excludes charges for stock-based compensation and acquisition-related amortization of intangible assets.

Second Quarter and Fiscal Year 2010 Guidance

The Company currently expects the following for the quarter ending June 30, 2010:

  Revenue in the range of $135.0 - $140.0 million
  GAAP diluted earnings per share of $0.33 - $0.36
  Non-GAAP diluted earnings per share of $0.45 - $0.48

The Company currently expects the following for the fiscal year ending December 31, 2010:

  Revenue in the range of $560 - $580 million
  GAAP diluted earnings per share of $1.40 - $1.54
  Non-GAAP diluted earnings per share of $1.90 - $2.00

These statements are forward-looking and actual results may differ materially. ANSYS is unable to predict the likely duration and severity of the current disruption in the domestic and global economies. Should these economic conditions continue to deteriorate further, it could result in ANSYS not meeting the guidance provided above and ANSYS’ operating results and financial performance could be adversely affected. Non-GAAP diluted earnings per share is a supplemental financial measure and should not be considered as a substitute for, or superior to, diluted earnings per share determined in accordance with GAAP.

Conference Call Information

ANSYS will hold a conference call at 10:30 a.m. Eastern Time on May 6, 2010 to discuss first quarter results. To participate in the live conference call, dial 800-860-2442 (US), 866-605-3852 (Canada) or 412-858-4600 (Int’l). The call will be recorded and a replay will be available approximately one hour after the call ends. The replay will be available for ten days by dialing 877-344-7529 (US), or 412-317-0088 (Canada and Int’l) and entering the passcode 437272. The archived webcast can be accessed, along with other financial information, on ANSYS' website at http://investors.ansys.com.

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31, 2010	December 31, 2009
ASSETS:

Cash & short-term investments	$390,312	$343,844
Accounts receivable, net	67,389	67,084
Goodwill	1,035,910	1,038,824
Other intangibles, net	308,774	322,313
Other assets	152,146	148,117

Total assets	$1,954,531	$1,920,182

LIABILITIES & STOCKHOLDERS' EQUITY:

Deferred revenue	$189,791	$169,275
Long-term debt (including current portion)	205,346	225,426
Other liabilities	200,356	212,850
Stockholders' equity	1,359,038	1,312,631

Total liabilities & stockholders' equity	$1,954,531	$1,920,182

ANSYS, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended

	March 31, 2010	March 31, 2009
Revenue:
Software licenses	$81,586	$70,489
Maintenance and service	54,467	45,821

Total revenue	136,053	116,310

Cost of sales:
Software licenses	2,609	2,300
Amortization	8,214	8,996
Maintenance and service	13,830	12,332
Total cost of sales	24,653	23,628

Gross profit	111,400	92,682

Operating expenses:
Selling, general and administrative	35,228	33,825
Research and development	22,587	20,030
Amortization	3,962	3,998
Total operating expenses	61,777	57,853

Operating income	49,623	34,829

Interest expense	(1,549)	(3,277)
Interest income	368	569
Other expense	(507)	(488)

Income before income tax provision	47,935	31,633

Income tax provision	15,566	10,538

Net income	$32,369	$21,095

Earnings per share – basic:
Basic earnings per share	$0.36	$0.24
Weighted average shares - basic	89,964	88,866

Earnings per share – diluted:
Diluted earnings per share	$0.35	$0.23
Weighted average shares - diluted	92,774	92,175

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
(in thousands, except percentages and per share data)

	Three Months Ended

	March 31, 2010			March 31, 2009

	As Reported	Adjustments	Non-GAAP Results	As Reported	Adjustments	Non-GAAP Results
Total revenue	$136,053		$136,053	$116,310	$5,074(3)	121,384

Operating income	49,623	$16,651(1)	66,274	34,829	$21,081(4)	55,910

Operating profit margin	36.5%		48.7%	29.9%		46.1%

Net income	$32,369	$11,082(2)	$43,451	$21,095	$13,405(5)	$34,500

Earnings per share - diluted:
Diluted earnings per share	$0.35		$0.47	$0.23		$0.37
Weighted average shares - diluted	92,774		92,774	92,175		92,175

(1)	Amount represents $12.1 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list, trademarks and non-compete agreements, as well as a $4.5 million charge for stock-based compensation.

(2)	Amount represents the impact of the adjustments to operating income referred to in (1) above, adjusted for the related income tax impact of $5.6 million.

(3)	Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with accounting for deferred revenue in business combinations.

(4)	Amount represents $12.9 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list, trademarks and non-compete agreements, a $3.1 million charge for stock-based compensation, as well as the $5.1 million adjustment to revenue as reflected in (3) above.

(5)	Amount represents the impact of the adjustments to operating income referred to in (4) above, adjusted for the related income tax impact of $7.7 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Quarter Ending June 30, 2010

Diluted Earnings Per Share Range

U.S. GAAP guidance	$0.33 - $0.36
Adjustment to exclude acquisition–related amortization	$0.08
Adjustment to exclude stock–based compensation	$0.04

Non-GAAP guidance	$0.45 - $0.48

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2010

Diluted Earnings Per Share Range

U.S. GAAP guidance	$1.40 - $1.54
Adjustment to exclude acquisition–related amortization	$0.31 - $0.33
Adjustment to exclude stock–based compensation	$0.15 - $0.17

Non-GAAP guidance	$1.90 - $2.00

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow the Company focus on and publish both historical results and future projections based on non-GAAP financial measures. The Company believes that it is in the best interest of its investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Purchase accounting for deferred revenue. As announced on July 31, 2008, ANSYS acquired Ansoft Corporation. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue of approximately $7.5 million was recorded on the opening balance sheet, which was approximately $23.5 million lower than the historical carrying value. Although this purchase accounting requirement had no impact on the Company's business or cash flow, it adversely impacted the Company's reported GAAP software license revenue primarily for the first twelve months post-acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company has provided non-GAAP financial measures which exclude the impact of the purchase accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) to compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangibles from acquisitions and its related tax impact. The Company incurs amortization of intangibles, included in its GAAP presentation of amortization expense, related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses, cost of maintenance and service, research and development expense and selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Specifically, the Company excludes stock-based compensation during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability as it relates to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review on a period-to-period basis each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure

Revenue	Non-GAAP Revenue
Operating Profit	Non-GAAP Operating Profit
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

ANSYS, Inc., founded in 1970, develops and globally markets engineering simulation software and technologies widely used by engineers, designers, researchers and students across a broad spectrum of industries and academia. The company focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost-conscious product development, from design concept to final-stage testing and validation. The company and its global network of channel partners provide sales, support and training for customers. Headquartered in Canonsburg, Pa., U.S.A., with more than 60 strategic sales locations throughout the world, ANSYS, Inc. and its subsidiaries employ more than 1,600 people and distribute ANSYS products through a network of channel partners in 40+ countries. Visit www.ansys.com for more information.

Forward Looking Information

Certain statements contained in the press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue and earnings per share for the second quarter and fiscal year 2010 (both GAAP and non-GAAP to exclude acquisition-related amortization and stock-based compensation expense); statements about management's views concerning the Company's prospects in the remainder of 2010; statements and projections relating to the impact of stock-based compensation; results being indicative of continued solid growth in the core business, the positive impact of the integration of Ansoft operations, maintenance renewal rates returning to pre-downturn levels, being off to a strong start in 2010, excitement about the opportunities that lie ahead, being a leader in our industry, remaining focused on the overall direction and health of the business, expanding our global markets, continuing to develop and deliver innovative simulation solutions to customers, our belief that engineering simulation solutions remain a high priority for our expanding customer base even in a challenging economic environment, business pressures on our customers to deliver innovative, high quality products to the markets with fewer resources never being greater, and our unique balance of technology leadership, global and diversified presence, solid business model and commitment to our vision positioning us as a company for continued growth are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties, including, but not limited to, the risk of deterioration in the global economy, the risk that adverse conditions in the global economy will significantly affect ANSYS’ customers’ ability to make new purchases from the Company or to pay for prior purchases, the risk of continued or increased declines in the economy of one or more of ANSYS’ primary geographic regions, the risk that ANSYS’ operating results will be adversely affected by changes in currency exchange rates, the risk that the assumptions underlying ANSYS’ anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS’ products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, the risk of difficulties in the relationship with ANSYS’ independent regional channel partners, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2009 Annual Report and Form 10-K, as amended. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS, ANSYS Workbench, Ansoft, AUTODYN, CFX, FLUENT and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

ANSS-F

CONTACT:
ANSYS, Inc.
Investors: Annette Arribas, 724-514-1782
annette.arribas@ansys.com
or
Media: Fran Hensler, 724-514-2967
fran.hensler@ansys.com